Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Investors:

Elif McDonald

elif.mcdonald@valeant.com

514-856-3855

877-281-6642 (toll free)

Media:

Renée Soto

or

Chris Kittredge/Jared Levy

Sard Verbinnen & Co.

212-687-8080

VALEANT PHARMACEUTICALS APPOINTS PAUL S. HERENDEEN AS EXECUTIVE VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER

Robert L. Rosiello to Remain at Valeant as Executive Vice President, Corporate Development and Strategy

LAVAL, Quebec, August 22, 2016 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) today announced that Paul S. Herendeen has been appointed Executive Vice President, Finance and will take over the role of Chief Financial Officer from Robert L. Rosiello effective immediately. Mr. Rosiello will remain at Valeant as Executive Vice President, Corporate Development and Strategy.

Mr. Herendeen has more than 30 years of broad financial experience and leadership, including 16 years as CFO of Warner Chilcott and MedPointe. He joins Valeant from Zoetis, where he served as Executive Vice President and CFO for the past two years. As Valeant CFO, he will oversee all of the company’s finance functions, including: controllership, tax, and treasury, reporting directly to chief executive officer Joseph C. Papa.

“Paul is an accomplished and well respected financial executive, and we are delighted to welcome him to Valeant,” said Mr. Papa. “His prior experience as a public company CFO, strong operational focus and disciplined approach to financial management make him the ideal choice to lead our finance function as we execute on our plans to stabilize and transform the company. As we move forward, Paul and the other members of the executive management team will play vital roles in shaping the new Valeant.”

Mr. Herendeen stated, “I am pleased to bring my experience and financial expertise to Valeant at this important point in its transformation, and I look forward to working with the leadership team and my finance colleagues to contribute to the company’s future success.”

In his new role, Mr. Rosiello will assume responsibility for Corporate Development and Strategy and continues as EVP and an Executive Committee member, reporting directly to Joe Papa.

“I consider Rob Rosiello a trusted colleague,” said Mr. Papa. “At a critical time, he led our team through a financial restatement, oversaw the process of becoming current in our SEC filings, and spearheaded our efforts to strengthen our finance team, particularly by recruiting a new chief accounting officer. Rob’s integrity, work ethic and business acumen will be assets as we further develop our strategies to improve people’s lives with our healthcare products.”

“Paul’s background and strong reputation as a public company CFO make him the ideal person to lead Valeant’s finance function,” said Mr. Rosiello. “In my new role I will leverage thirty-plus years of experience in corporate strategy to continue to work with Valeant’s top team for the benefit of our stakeholders.”

Paul S. Herendeen Biography

Paul S. Herendeen is Executive Vice President, Finance and Chief Financial Officer of Valeant Pharmaceuticals International, Inc. Prior to joining Valeant, he served as Executive Vice President and Chief Financial Officer of Zoetis Inc. for two years. From 2005 to 2013 and from 1998 to 2001, Mr. Herendeen served as CFO at Warner Chilcott, a specialty pharmaceuticals company. He rejoined Warner Chilcott after four years as EVP and CFO of MedPointe, a privately held health care company, where he served as CFO from 2001 until 2005. Prior to that, Mr. Herendeen spent nine years as a principal investor at both Dominion Income Management and Cornerstone Partners, where he worked on investments as well as mergers and acquisitions for the firms and their portfolio companies. He also spent the early part of his career in banking and public accounting, having held various positions with the investment banking group of Oppenheimer & Company, the capital markets group of Continental Bank Corporation, and as a senior auditor with Arthur Andersen & Company.

Mr. Herendeen earned a Master of Business Administration (MBA) from the University of Virginia’s Darden School of Business, and holds a bachelor’s degree in Business Administration from Boston College.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, the Company’s transformation and future success. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

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